SCHEDULE 14A
                        (Rule 14a-101)

            INFORMATION REQUIRED IN PROXY STATEMENT

                   SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No. )

Filed by the registrant Filed by a party other than the registrant Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 MANHATTAN BAGEL COMPANY, INC.
       (Name of Registrant as Specified in Its Charter)


          (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]      $125 per Exchange Act Rule 0-11(c)(1)(ii),
         14a-6(i)(l), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, schedule or registration statement no.:

         (3)  Filing party:

         (4)  Date filed:

                          MANHATTAN BAGEL COMPANY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Stockholders of MANHATTAN BAGEL COMPANY, INC.



         The Annual Meeting of the Shareholders of Manhattan Bagel Company, Inc. ("Manhattan Bagel") will be held at the offices of Manhattan Bagel on Wednesday, June 26, 1996, at 10:00 A.M., for the purpose of considering and acting upon the following matters:

         (1)      Election of directors.

         (2)      Approval of the 1996 Stock Option Plan.

         (3) Approval of an amendment to Manhattan Bagel's Certificate of Incorporation increasing the number of authorized shares of common stock to 25,000,000.


         (4) Ratification of an amendment to the Underwriting Agreement from Manhattan Bagel's 1994 initial public offering relating to employment agreements of certain executive officers.


         (5) Such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 23, 1996 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to Manhattan Bagel in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your rights to attend the meeting and to vote your shares in person.



Dated:   Eatontown, New Jersey
         May 28, 1996


                                            By Order of the Board of Directors,

                                            Andrew Gennusa,
                                            Secretary

                          MANHATTAN BAGEL COMPANY, INC.

                             246 Industrial Way West
                           Eatontown, New Jersey 07724


                            ------------------------
                                 PROXY STATEMENT
                            ------------------------





         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Manhattan Bagel Company, Inc. ("Manhattan Bagel" or the "Company") for use at the Annual Meeting of Shareholders on June 26, 1996 and at any adjournment thereof. May 28, 1996 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to shareholders.

         As of May 23, 1996, the record date for the meeting, Manhattan Bagel had outstanding 7,371,048 shares of Common Stock, each of which entitles the record holder thereof on such date to one vote on each matter presented at the meeting. The proxy solicited by this Proxy Statement is revocable at any time before it is voted.


         The presence at the meeting in person or by proxy of shareholders entitled to cast a majority of the votes at the meeting constitutes a quorum. The election of directors is decided by a plurality of the votes cast. The favorable vote of holders of shares entitling them to cast a majority of votes entitled to be cast by holders present or represented at the meeting is required to approve the 1996 Stock Option Plan, to approve the proposed amendment to the Certificate of Incorporation to increase the number of authorized common shares of common stock, and to ratify the amendment to the 1994 Underwriting Agreement relating to employment agreements of certain executive officers. Abstentions have the same legal effect as a vote against the 1996 Stock Option Plan, the proposed amendment to the Certificate of Incorporation and the ratification of the amendment to the Underwriting Agreement relating to the Company's 1994 initial public offering. Broker non-votes have no effect on the proposals being acted upon.

         The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                             ELECTIONS OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

         The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of six current directors until the next annual meeting following the June 26, 1996 meeting, and until their respective successors are elected and qualified. Information with respect to each such nominee is set forth below:


NAME ...............    AGE   POSITION WITH MANHATTAN BAGEL

Jack Grumet ........    59    Chairman of the Board and Chief Executive Officer

David Goldsmith ....    56    Vice Chairman of the Board

Jason Gennusa ......    37    President and Chief Operating Officer and Director

Andrew Gennusa .....    30    Vice President and Director

Julia S. Heckman ...    46    Director

Jack Levy ..........    44    Director


         JACK GRUMET became Chairman of the Board and Chief Executive Officer of the Company in April 1991. He was Chairman and Chief Financial Officer of Banner Financial Services, a wholesale mortgage broker, from April 1989 until April 1991. From 1984 to 1989, Mr. Grumet was involved as an executive officer in a variety of business enterprises. Prior to 1984, he was the founder and Chief Executive Officer of Jo-Ann's Nut House and Chez Chocolat, the nation's second largest retail franchise chain of nut and candy stores. The chain operated 149 locations in nineteen states with five branch warehouses. The company was sold in 1983 to Carrols Corporation.

         DAVID GOLDSMITH became director and Vice Chairman of the Board of the Company in April 1996, after serving as consultant to the Company since December 1995. Prior to joining the Company, from 1973 to 1996, Mr. Goldsmith was president and chief executive officer of Ventec Inc., a food manufacturing and distribution concern.

         JASON GENNUSA has been President, Chief Operating Officer and a director of the Company since he co-founded the Company in 1987. From 1981 until 1991, Mr. Gennusa was Vice President and a principal owner/operator of five Chicken Holiday restaurants located throughout New Jersey. Jason Gennusa and Andrew Gennusa are brothers.


         ANDREW GENNUSA has been Vice President and a director of the Company since 1987, and is the other co-founder of the Company. From 1985 until 1991, Mr. Gennusa was President and a principal owner/operator of five Chicken Holiday restaurants located throughout New Jersey. Andrew Gennusa and Jason Gennusa are brothers.


         JULIA S. HECKMAN became a director of the Company in November 1995. Mrs. Heckman has been a Managing Director with Rodman & Renshaw, Inc.'s Investment Banking Group since April 1995 and had been a Managing Director with Mabon Securities Corp.'s Investment Banking Group since 1991. Prior to joining Mabon Securities Corp., Ms. Heckman was a Managing Director with Paine Webber Group Inc.'s Corporate Finance Group. Ms. Heckman serves as a Director of ATC Environmental Inc., an environmental consulting and engineering firm.


         JACK LEVY became a director of the Company in October 1995. Mr. Levy has been engaged in the private practice of law in New York City since 1976. Since April 1996, Mr. Levy has been a partner with the law firm of Morrison Cohen Singer & Weinstein, LLP, counsel to the Company. From April 1995 to April 1996, he was a partner at Wise & Shepard, LLP and from April 1993 to April 1995, he was a partner at Lane & Mittendorf. From 1978 to April 1993, he was an attorney at Summit Solomon & Feldesman, first as an associate and from 1984 to 1993 as a partner.



COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Manhattan Bagel has a standing audit committee and a compensation committee and does not have a standing nominating committee of the Board of Directors. Julia Heckman and Jack Levy are the members of both the audit committee and compensation committee. The audit committee's duties include consulting with the Company's independent auditors concerning the scope of the audit and reviewing the results of their examination as well as the adequacy of internal controls. The audit committee will also meet with appropriate corporate personnel to review internal auditing programs. The audit committee is also responsible for recommending to the Board of Directors, the accounting firm to be employed by the Company as its independent auditors. The compensation committee will review compensation arrangements with senior executives. Neither the audit committee nor the compensation committee, both of which were constituted in late November 1995, held any meetings during 1995. Manhattan Bagel's Board of Directors held nine meetings during 1995 (not including actions by unanimous written consent) each of which was attended by all directors.

SECURITIES OF OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MANAGEMENT

         The following table sets forth certain information regarding shares of Common Stock beneficially owned within the meaning of Securities and Exchange Commission Rule 13d-3, as of the date hereof by (i) each person known to Manhattan Bagel who owns at least five percent of the Common Stock, (ii) each of Manhattan Bagel's directors and nominees and executive officers, and (iii) all executive officers and directors as a group.

                                                   Amount and
                                                   Nature of
                                                   Beneficial         Percentage
NAME AND ADDRESS OF BENEFICIAL OWNERS              Ownership(1)        of Class
- -------------------------------------              ------------        --------
Jack Grumet(2)(3)(4) ..........................     596,900               8.4%
David Goldsmith(5) ..............................    30,000                *
Jason Gennusa(2)(6) ............................    700,000               9.8%
Andrew Gennusa(2)(7) ...........................    700,000               9.8%
Eugene Cerroti(2) ...............................      --                  --
Ronald Hari(2) ..................................      --                  --
Leonard R. Johnson(2) ...........................      --                  --
Daniel J. Levy(8) ...............................    37,500                *

Julia S Heckman .................................      --                  --
  2 World Financial Center, Tower B,
  30th Floor
  New York, New York 10281

Jack Levy(9) ....................................     3,100                *
  750 Lexington Avenue, 8th Floor
  New York, New York 10022

American Express Financial Corporation (10) .....   505,000               7.1%
  IDS Tower 10
  Minneapolis, Minnesota 55440

Grumet Partners, L.P.(3) ........................   465,668               6.5%
  19 Seven Oaks Drive
  Holmdel, New Jersey 07733

All executive officers and directors
as a group (10 persons) ......................... 2,067,500              28.6%
- ----------
        * Less than 1%
                                        (footnotes on next page)

 --------------

         (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and sole investment power with respect to all share of Common Stock beneficially owned by such person.

         (2) The address of each of Jack Grumet, David Goldsmith, Jason Gennusa, Andrew Gennusa, Eugene Cerroti, Ronald Hari, Leonard R. Johnson and Daniel D. Levy is c/o Manhattan Bagel Company, Inc., 246 Industrial Way West, Eatontown, New Jersey 07724.

         (3) Includes 465,668 shares held by Grumet Partners, L.P., a limited partnership of which Mr. Grumet and his sister, Linda Philips, are the general partners, and of which trusts for the benefit of Mr. Grumet's children are the limited partners. Linda Philips' address is 621 Terra Peralta Hills, Anaheim, California 92807.

         (4) Includes 100,000 shares owned by Mr. Grumet's wife, as to which Mr. Grumet disclaims beneficial ownership.

         (5) Includes 30,000 shares available upon exercise of currently exercisable options.

         (6) Includes 33,000 shares held in trust for the benefit of members of Mr. Gennusa's family.

         (7) Includes 21,000 share held in trust for the benefit of members of Mr. Gennusa's family.

         (8) Includes 37,500 shares issuable upon exercise of currently exercisable options.

         (9) Includes 3,000 shares of Common Stock issuable upon exercise of currently exercisable options and 100 shares owned under the Uniform Gift to Minors Act for the benefit of Mr. Levy's daughter.

         (10) Includes shares beneficially owned by American Express Financial Corporation ("AEFC"), an investment advisor, its parent holding company, American Express Company ("AMEX"), and IDS Life Aggressive Growth Fund ("IDS"), a registered investment Company. AMEX's address is World Financial Center, New York, New York 10285, and IDS's address is the same as that of AEFC. Of the 505,000 shares beneficially owned, IDS has sole voting power with respect to 410,000 shares and AEFC and AMEX have shared voting power with respect to the balance of the 95,000 shares. AEFC and AMEX also have shared dispositive power with respect to all 505,000 shares beneficially owned, which include 410,000 shares as to which IDS has shared dispositive power. In presenting this information, the Company has relied on Amendment No. 1 to Schedule 13G reporting beneficial ownership as of December 31, 1995, jointly filed by AMEX, AEFC and IDC.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual compensation paid by Manhattan Bagel for the fiscal years ended December 31, 1993, 1994 and 1995, respectively, to the Chief Executive Officer and executive officers and another employee of the Company whose compensation exceeded $100,000 in 1995.


                           Summary Compensation Table

Name and                         Annual Compensation
Principal Position                   Year       Salary          Other

Jack Grumet                         1995       $121,880           --
 Chairman and Chief                 1994       $152,404       $8,232 (2)
 Executive Officer                  1993        $79,477           --
Jason Gennusa                       1995       $120,358           --
 President and Chief                1994       $147,840           --
 Operating Officer                  1993        $58,250           --
Andrew Gennusa                      1995       $122,084           --
 Vice President                     1994       $147,608           --
                                    1993        $58,250           --
Fredrick Austin                     1995       $125,000           --
 Manager of Cream Cheese            1994        $56,577           --
 Operations                         1993        $27,968           --
- -------------------


         (1) Excluding perquisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate as for each named person did not exceed the lesser of either $50,000 or ten percent of the total of annual salary reported for such person.

         (2) Consists solely of car lease payments.


         Manhattan Bagel has entered into five (5) year employment agreements, as amended, with each of Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa extending through December 31, 1998. Each such agreement provides for base annual compensation equal to $125,000, plus in the second, third, fourth and fifth years, increases based on increases in the consumer price index capped at ten percent. In addition, each agreement provides for bonus compensation equal to two percent of the Company's net income before taxes. Each of Messrs. Grumet, Gennusa and Gennusa waived such bonus compensation for 1995. The agreements contain customary provisions regarding benefits and restrictions on compensation.


         Manhattan Bagel proposes to enter into an employment agreement effective April 23, 1996 and ending December 31, 1998 with David Goldsmith under which he will receive compensation at the rate of $132,000 during 1996 and $150,000 in 1997 and 1998, plus in each year increases based on increases in the consumer price index capped at 10% per annum. In addition, the agreement will provide for bonus compensation equal to 2% of the Company's net income before taxes, provided the net income of Manhattan Bagel meets stated amounts. Under the terms of the agreement, if Mr. Goldsmith's employment is terminated by Manhattan Bagel without cause during the first three months of employment, he will be entitled to receive six month's base salary and thereafter, during the balance of the term of the agreement, one year's salary. In addition, if Mr. Goldsmith's employment is terminated after a change of control of the Company, Mr. Goldsmith will be entitled to receive eighteen month's base salary, plus the bonus earned to date of termination. Mr. Goldsmith's employment agreement will also include customary provisions requiring benefits and restrictions on competition. Mr. Goldsmith also has been granted ten year options expiring 2006 to purchase 130,000 of common stock at an exercise price of $16.25 per share. Of such options, 30,000 were vested on issuance, and the balance vests in three equal annual installments, on January, 29, 1996, 1997, and 1998, and, subject to the next sentence, unvested amounts will terminate in the event Mr. Goldsmith's employment is terminated. If Mr. Goldsmith is terminated without cause after three months, all unvested options will vest immediately. Such options were granted while Mr. Goldsmith was engaged as a consultant to the Company.


         Manhattan Bagel has entered into a four (4) year employment agreement with Mr. Fred Austin, through December 31, 1998, pursuant to which Mr. Austin is employed as the manager of the cream cheese operations of the Company, for a salary of $125,000, plus increases based on increases in the consumer price index capped at ten percent. Under the Agreement, Mr. Austin transferred to Manhattan Bagel all of his rights with respect to the recipes for cream cheese which the Company manufactures. The Agreement provides that in the event Manhattan Bagel shall sell the cream cheese operations or any interest therein to a third party or shall separate the cream cheese operations and distribute all or a part of the equity therein to Manhattan Bagel's shareholders in a "spin-off" transaction, Manhattan Bagel shall deliver to Mr. Austin as a special bonus, 25% of the net proceeds of any such sale or securities constituting 25% of the equity in the cream cheese operations, as the case may be. The agreement contains customary provisions regarding benefits and restrictions on competition.


                              Option Grants in 1995
                               (Individual Grants)

                                         Number of
                                         Securities       Percent of total        Exercise
                                         Underlying      Options Granted to      Price Per
Name                                      Options         Employees in 1995        Share         Expiration Date
Jack Grumet......................            0                    0                  0
Jason Gennusa...................             0                    0
Andrew Gennusa...............                0                    0                  0
Frederick Austin................         6,000 (1)              2.8%               $7.00         January 2, 2005
- -------------------

         (1) The options become exercisable in three annual equal installments on the first, second and third anniversary date of grant.


                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                           Number of Securities
                               Shares                     Underlying Unexercised          Value of Unexercised
                              Acquired                          Options at,              In-the-Money Options at
                             on Exercise     Value           December 31, 1995              December 31, 1995
Name                                       Realized      Exercisable/Unexercisable      Exercisable/Unexercisable
Jack Grumet...........            0            0                     0                              0
Jason Gennusa........             0            0                     0                              0
Andrew Gennusa....                0            0                     0                              0
Frederick Austin.....           2,000       $26,500              0/10,000                      0/$118,000


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Manhattan Bagel's executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of Manhattan Bagel's common stock. Based solely on a review of the copies of reports furnished to Manhattan Bagel and written representations that no Forms 5 were required, Manhattan Bagel believes that during 1995 all filing requirements applicable to executive officers and directors were complied with, except that filings relating to the transfer by Jack Grumet to Grumet Partners, L.P. and to his wife were made in 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Prior to September 1993, the operations of Manhattan Bagel were being conducted through four corporations -- Manhattan Bagel, Manhattan Bagel Factory of NJ, Inc. ("MBF"), Manhattan Bagel Ventures, Inc. ("MBV") and Manhattan Bagel Enterprises, Inc. ("MBE"). On September 30, 1993, each of these companies, all of which were owned by Messrs. Grumet, Gennusa and Gennusa, merged with Manhattan Bagel.

         Messrs. Jack Grumet and Jason Gennusa and members of their families are investors in Manda Associates, which was founded in 1991 to provide equipment lease financing to Manhattan Bagel and Manhattan Bagel's franchisees. Manda Associates formed separate partnerships to finance individual franchisees. To date, a total of approximately $542,000 has been invested in 17 separate partnerships. Additionally, amounts owed by Manhattan Bagel to Manda Associates for notes payable aggregated approximately $13,000. Although Manhattan Bagel does not expect that the financing from the principal shareholders and their families will continue in the future, circumstances may arise when other conventional financing may not be available to franchisees, in which event Manda Associates may assist in financing arrangements with such franchisees.

     Two of Manhattan Bagel's franchises are owned by Mr. Grumet's son. The terms of the franchises are the same as in other franchised stores. Mr. Grumet also owns a satellite store which sells bagels baked by another franchised store.

         Main Street Bagel, Inc. ("Main Street"), a company owned by Messrs. Jason Gennusa and Andrew Gennusa, owes Manhattan Bagel $81,400, pursuant to a note bearing interest at 9% per annum due July 2002 with interest only through October 1995, and monthly installments of various amounts, including principal and interest, from November 1995 through June 2002. This loan was made for bona fide business purposes. Main Street was a franchisee of Manhattan Bagel and previously operated a Manhattan Bagel Company store. Manhattan Bagel had provided financing to Main Street to fund the construction and start-up costs of the store at the time Main Street was two-thirds owned by Messrs. Gennusa and Gennusa. The franchise and store were sold to an unrelated third party in May 1993, for a purchase price of $150,000, payable $40,000 in cash at the closing and the balance of $110,000 in monthly installments over a period of eight years with interest at 9% per annum. Main Street is expected to pay the outstanding loan to Manhattan Bagel from the proceeds of the monthly installments it receives from the third party franchisee.

         Manhattan Bagel was founded in October 1987 by Messrs. Jason Gennusa and Andrew Gennusa, each of whom acquired 50% of the then outstanding shares for nominal consideration. Mr. Jack Grumet joined Manhattan Bagel in April 1991 and acquired his portion of the outstanding shares for nominal consideration. Following the merger of MBF, MBV and MBE, each of Messrs. Jack

Grumet, Jason Gennusa and Andrew Gennusa owned 1,000,000 shares of the Common Stock of Manhattan Bagel. Pursuant to an agreement with the Underwriter, immediately prior to the effectiveness of the registration statement relating to Manhattan Bagel's June 1994 public offering, each of Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa contributed, for no consideration, 150,000 shares of Common Stock.

         Julia S. Heckman, a director of the Company, is a Managing Director with Rodman & Renshaw, Inc.'s Investment Banking Group. Rodman & Renshaw, Inc. acted as co-managing underwriter of Manhattan Bagel's November 1995 public offering in which the Company sold 1,618,000 shares, including shares sold pursuant to the underwriters overallotment option. The underwriting discounts on such shares aggregated $1,909,240. Ms. Heckman was elected to the board in November 1995 pursuant to the underwriting agreement under which Rodman & Renshaw, Inc. had the right to appoint a member to the Board of Directors to serve until the 1996 Annual Meeting. Rodman & Renshaw, Inc. also acted as one of the underwriters of an underwritten public offering of shares owned by a selling shareholder pursuant to which Manhattan Bagel sold 90,000 upon exercise of the underwriters' overallotment option. The aggregate underwriting discount relating to these overallotment shares was $113,850.

         Law firms of which Jack Levy, a director of Manhattan Bagel since October 1995, has acted as counsel for Manhattan Bagel since 1993.


                             1996 STOCK OPTION PLAN

         The Board of Directors has adopted the 1996 Stock Option Plan (the "1996 Plan"), subject to shareholder approval. The Board of Directors believes that the 1996 Plan is desirable to attract and retain the best available talent and to encourage the highest level of performance

         The 1996 Plan is set forth as Exhibit A to this Proxy Statement, and the following description is qualified in its entirety by this reference thereto.

         Under the 1996 Plan, options to purchase an aggregate of 750,000 shares of Manhattan Bagel's Common Stock, no par value ("Common Stock"), may be granted from time to time to employees, including officers and directors who are employees of, and consultants to Manhattan Bagel or of any subsidiary of Manhattan Bagel. Approximately 300 current employees, including four executive officers, are eligible to participate in the 1996 Plan.

         The 1996 Plan is to be administered by a committee (the "Committee"), appointed by the Board of Directors, consisting of at least two disinterested directors. The members of the Committee are currently Messrs. Jack Grumet, Jason Gennusa and Andrew Gennusa, each of whom has agreed that he will not be eligible for awards of options under the 1996 Plan or any other plan of the Company. The Committee is generally empowered to interpret the 1996 Plan, to prescribe rules and regulations, relating thereto, to determine the terms of option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted and to determine the number of shares subject to each option granted.


         The per share exercise price of each option is established by the Committee and in each instance will not be less than the fair market value of a share of Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO, as defined below, if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of Manhattan Bagel or any of its subsidiary corporations (a "10% Holder")). Upon exercise of an option, the optionee may pay the purchase price with securities of Manhattan Bagel previously acquired by him, if so permitted by the Committee or by the related option agreement.

         Options will be exercisable for a term determined by the Committee, which term will not be greater than ten years from the date of grant (five years for ISOs granted to a 10% Holder). Except in the event of certain terminations of employment or death or permanent and total disability, no option may be exercised unless the holder thereof is then an employee of Manhattan Bagel or any subsidiary corporation. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or his guardian or legal representative.

         Options granted pursuant to the 1996 Plan may be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1996 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of Manhattan Bagel and any subsidiary corporation) may not exceed $100,000.



TAX CONSEQUENCES

         Manhattan Bagel has been advised as follows regarding the federal income tax consequences with respect to stock options, ISOs and payment in stock of the exercise price of options under the 1996 Plan.

         Optionees will not be taxed upon the grant of an option. Except as noted below, the time of exercise of an option other than an ISO, the optionee generally will recognize ordinary income in an amount equal to the excess of the then fair market value of the shares over the option price, and Manhattan Bagel generally will be entitled to a deduction in the same amount. The shares acquired pursuant to the exercise for an option other than an ISO will have a basis to the optionee equal to their fair market value on, and a holding period commencing on, the date of exercise.

         At the time of exercise of an ISO, the optionee will recognize no income, and Manhattan Bagel will not be entitled to any deduction; the optionee generally will have an item of tax preference equal to the excess of fair market value of the shares at such time over the option price.

         Upon the sale of a share acquired pursuant to the exercise of an option other than an ISO, any gain or loss will result in a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the share sold is a capital asset in the hands of the holder. Upon the sale of a share acquired pursuant to the exercise of an ISO, any gain or loss will be measured by the difference between the amount realized on such sale and the exercise price, provided the share sold is a capital asset in the hands of the holder, any such gain will be long term capital gain if at the time of sale the optionee held the share at least one year after its issuance to him following exercise and at least two years since the grant of the ISO. In the case of a disposition of an ISO share having a shorter holding period (a "Premature Disposition"), a portion (or all) of such gain will be ordinary income to the extent of the lesser of (a) the excess of the fair market value of the share at the time of exercise over the option price and (b) the gain on the sale, and Manhattan Bagel will be entitled to a deduction in the same amount.


         If the optionee uses previously acquired shares of Common Stock to pay the exercise price of a stock option, the optionee ordinarily will not recognize taxable income to the extent that the number of new shares of Common Stock received does not exceed the number of previously acquired shares so used. If non-recognition treatment applies to the payment for option shares with previously acquired shares, the tax basis and holding period of the shares received without recognition of taxable income will be determined by reference to the basis and holding period of the shares surrendered as payment. If a greater number of shares of Common Stock is received upon exercise than the number of shares surrendered in payment of the option price, where an ISO is being exercised, such excess shares will have a zero basis in the hands of the holder; when an option other than an ISO is being exercised, the option holder will be required to include in gross income (and Manhattan Bagel will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares, and the holding period will commence on the exercise date.

         Moreover, if stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another ISO, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the statutory stock option rules, then such transfer would be treated as a Premature Disposition. Accordingly, with respect to the shares so transferred, an option holder would recognize ordinary income under the rules governing a Premature Disposition discussed earlier in this section. However, the shares so acquired upon exercise of and ISO can still qualify for ISO treatment, if all of the other ISO requirements are fulfilled.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1996 STOCK OPTION PLAN.

               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has approved a proposed amendment to Manhattan Bagel's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000. The full text of the proposed amendment is included as Appendix B to this Proxy Statement.

         If approved by the shareholders, the proposed amendment will become effective upon the filing of an amendment to Manhattan Bagel's Restated Certificate of Incorporation with the Secretary of the State of New Jersey, which will occur as soon as reasonably practicable.


         The Board of Directors believes that it is in Manhattan Bagel's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide Manhattan Bagel with the flexibility to issue Common Stock for possible financings, stock dividends or distributions, acquisitions, or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special shareholder's meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for persons who do not purchase additional shares to maintain their pro rata interest in the Company, on such shareholder's percentage voting power. The Company does not have any plans, agreements or understandings with respect to any transaction for which the shares to be authorized by this amendment are necessary in order to complete such transaction.

         The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by Manhattan Bagel's shareholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

         Issuance of Common Stock could have the effect of making acquisition of control of Manhattan Bagel more difficult. For example, the acquisition of shares of Manhattan Bagel's Common Stock by an entity in order to acquire control of Manhattan Bagel might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock could also be issued to existing shareholders as a dividend or privately placed with purchasers who might side with the Board in opposing a takeover bid, thus discouraging such a bid.

         Of the 10,000,000 shares of Common Stock currently authorized, 7,371,048 shares are issued and outstanding and 1,219,162 shares are reserved for issue upon exercise of options outstanding and to be issued and the Company's stock option plans and other outstanding options, leaving 1,409,790 shares available for issuance. If the increase in the number of authorized shares is approved, the Company will have 16,409,790 shares available for issuance to meet business needs as they arise as discussed above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                          RATIFICATION OF AMENDMENT OF
                 1994 UNDERWRITING AGREEMENT TO DELETE PROVISION
               RELATING TO EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

         The Underwriting Agreement relating to Manhattan Bagel's initial public offering, dated June 16, 1994, between the Company and First Montauk Securities Corp. (the "1994 Underwriting Agreement"), provides, in pertinent part, as follows:

                  Section 4

                       (x) The Company shall not amend or alter any term or
                  condition of any written employment agreement, as described in the Registration Statement, between the Company and any executive officer or director, for the term thereof, in a manner more favorable to such employee or director, without the express written consent of the Underwriter for a period from the Effective Date to December 31, 1995, and thereafter shall require shareholders approval.

At the time of the initial public offering, the Board of Directors of the Company consisted of Jack Grumet, Jason Gennusa and Andrew Gennusa, each of whom was a principal shareholder of the Company and who together owned approximately 70% of the Common Stock of the Company following the offering, and each of whom had an employment agreement governed by such provision.

         The Board of Directors believes that the restrictions set forth in
Section 4(x) of the 1994 Underwriting Agreement restricts the ability of the Company's Board of Directors, which now includes outside directors as well as a compensation committee of the Board comprised of outside directors, to appropriately set compensation policy for the Company and to reward the performance of the Company's executive officers. Accordingly, pursuant to the request of the Board of Directors the Company sought and received from First Montauk Securities Corp. its agreement to amend the 1994 Underwriting Agreement to delete Section 4(x). The Board of Directors has also determined to request the shareholders to approve a resolution at the Annual Meeting ratifying such deletion.
The resolution to be presented to the Shareholders at the meeting is as follows:

                       RESOLVED, that the amendment of the Underwriting
                  Agreement, dated June 16, 1994, between this corporation and First Montauk Securities Corp. to delete Section 4(x), be, and it hereby is, approved, ratified and confirmed.

         The Board of Directors anticipates that upon approval of this resolution, Mr. Grumet's employment agreement will be amended so as to increase his annual compensation package. The form of such increase has not been determined, and could take the form of increased base compensation or increased bonus compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE RESOLUTION RATIFYING THE AMENDMENT TO DELETE SECTION 4(X).

                     RELATIONSHIP WITH INDEPENDENT AUDITORS




         Ernst & Young, LLP has been selected to serve as independent auditors of Manhattan Bagel for its fiscal year ending December 31, 1996. Representatives of Ernst & Young, LLP are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. Ernst & Young, LLP served as the independent auditors of Manhattan Bagel for its fiscal year ended December 31, 1995.

         On September 13, 1995, Manhattan Bagel dismissed Amper, Politziner & Mattia ("AP&M") as its independent accountants. Their report on Manhattan Bagel's financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope or accounting principles. There were no disagreements between Manhattan Bagel and AP&M on any matter of accounting principles or practices, financial statement disclosure or auditing scope or proceeding, which if not resolved to AP&M's satisfaction would have caused AP&M to make reference to the subject matter of its disagreements in connection with their report. The dismissal of AP&M was approved by Manhattan Bagel's Board of Directors.

         On September 14, 1995, Manhattan Bagel engaged Ernst & Young, LLP as its independent accountants.


                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the proxy statement for the next annual meeting must be received by Manhattan Bagel at its principal executive offices by February 1, 1997.



                                     GENERAL

         The Board of Directors did not know, a reasonable time before the commencement of the solicitation, of any business constituting a proper subject for action by the shareholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

         MANHATTAN BAGEL'S 1996 FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF EXHIBITS, WILL BE MAILED WITHOUT CHARGE TO ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, UPON WRITTEN REQUEST TO MANHATTAN BAGEL COMPANY, INC., 246 INDUSTRIAL WAY WEST, EATONTOWN,
NEW JERSEY 07724,  ATTENTION:  INVESTOR
RELATIONS DEPARTMENT.

         Manhattan Bagel will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and other custodians to forward to beneficial owners of stock held in their names, and Manhattan Bagel will reimburse these organizations in accordance with the New York Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies will also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of Manhattan Bagel, who will receive no additional compensation therefor.

                                            By Order of the Board of Directors,


                                            Andrew Gennusa,
                                            Secretary

                                                                      EXHIBIT A

                          MANHATTAN BAGEL COMPANY, INC.

                             1996 STOCK OPTION PLAN


1.   PURPOSE OF THE 1996 STOCK OPTION PLAN.

         Manhattan Bagel Company, Inc. (the "Corporation") desires to attract and retain the best available talent and to encourage the highest level of performance. The 1996 Stock Option Plan (the "1996 Plan") is intended to contribute significantly to the attainment of these objectives, by affording employees of and consultants to the Corporation or any of its parent or subsidiary corporations the opportunity to acquire and to increase their proprietary interests in the Corporation and by providing incentives for such employees and consultants to put forth maximum efforts for the success of the business.


2.   SCOPE AND DURATION OF THE 1996 PLAN.

         Under the 1996 Plan, options ("Options") to purchase common stock of the Corporation, no par value per share ("Common Stock") may be granted. Options granted to employees may, at the time of grant, also be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Corporation and any parent corporation or any of its subsidiary corporations), may not exceed $100,000.

         The aggregate number of shares of Common Stock reserved for grant from time to time under the 1996 Plan is 750,000, which shares may be authorized but unissued shares or shares which shall have been or which may be reacquired by the Corporation. Such aggregate numbers shall be subject to adjustment as provided in paragraph 10. If an Option shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised or surrendered shall (unless the 1996 Plan shall have been terminated) become available for other Options to be granted under the 1996 Plan. The 1996 Plan shall become effective as provided in paragraph 11. No Option shall be granted under the 1996 Plan after January 16, 2006.
The grant of an Option is sometimes referred to herein as an award thereof.

         3.   ADMINISTRATION OF THE 1996 PLAN.

                  The Board of Directors shall appoint a 1996 Plan Committee (the "Committee") to administer the 1996 Plan, except as otherwise specifically provided in the 1996 Plan. The Committee shall consist of not less than two members of the Board of Directors, each of whom shall be a disinterested person (as hereinafter defined). The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

                  The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1996 Plan, to direct the grant of Options, to determine the number of shares and purchase price of the Common Stock covered by each Option, the employees and consultants to whom, and the time or times at which, Options shall be granted and may be exercised; to designate Options as ISOs; to interpret the 1996 Plan; to prescribe, amend, and rescind rules and regulations relating to the 1996 Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16 (b) of the Securities Exchange Act of 1934 (the "Exchange Act"); to determine the terms and provisions of and to cause the Corporation to enter into, agreements with employees in connection with awards made under the 1996 Plan ("Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; to amend any such Agreements from time to time, with the consent of the optionee; and to make all other determinations it may deem necessary or advisable for the administration of the 1996 Plan. Any interpretation or determination made by the Committee pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the 1996 Plan.

                  The Committee shall hold its meetings at such times and places as it shall deem advisable. Members may participate in meetings through conference telephone or similar arrangements. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as the Committee may deem advisable and may employ (or authorize any person to whom it has delegated duties as aforesaid to employ) one or more persons to render advice with respect to any responsibility the Committee (or such person) may have under the 1996 Plan.

4.   ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING AWARDS.

         Options may be granted to employees (including officers and directors who are employees) of and consultants to the Corporation or of any parent or subsidiary corporation. In determining the persons to whom awards shall be made and the number of shares to be covered by each option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation or any parent or subsidiary corporation, the anticipated number of years of effective service remaining, and such other factors as the Committee, in its discretion, shall deem relevant in connection with accomplishing the purposes of the 1996 Plan. No person shall be eligible for an Option grant if he shall have filed with the Secretary of the Corporation an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Corporation an instrument of revocation, which revocation will be deemed effective upon such filing. More than one award under the 1996 Plan may be made to any employee or consultant.


5.   OPTION PRICE.

         The purchase price per share of the Common Stock covered by each Option shall be established by the Committee, but in no event shall it be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date the Option is granted.

         In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Corporation or of its parent or a subsidiary corporation (a "10 % Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.


6.   TERM OF OPTIONS.

         The term of each Option shall be fixed by the Committee, but in no event shall it be more than 10 years from the date of grant, subject to earlier termination as provided in paragraph 10. The term of an ISO granted to a 10% Holder shall be no more than 5 years from the date of grant. The term of any Option may be extended from time to time by the Committee, provided that no such extension shall extend the term beyond 10 years from the date of grant.


7.   EXERCISE OF OPTIONS.

         (a) An Option may be exercised as to any or all full shares as to which the Option is then exercisable; provided that an Option may not be exercised as to fewer than 100 shares (or less than all the shares as to which the Option is then exercisable, if fewer than 100 shares).

         (b) The purchase price of the shares as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided that, if permitted by the related Agreement or by the Committee, the purchase price may be paid, in whole or in part, by surrender or delivery to the Corporation of securities of the Corporation having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, the optionee shall, upon notification of the amount due and prior to or concurrently with delivery to the optionee of a certificate representing such shares, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements.

         (c) No person shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.


8.   NON-TRANSFERABILITY OF OPTIONS.


         Options granted under the 1996 Plan shall not be transferable, other than by will or the laws of descent and distribution, and Options may be exercised, during the lifetime of the optionee, only by the optionee, or by his guardian or legal representative.

9.   NO RIGHTS TO REMAIN EMPLOYEE OR CONSULTANT.

         Nothing in the 1996 Plan or in any award made pursuant to the 1996 Plan shall confer upon any employee any right to continue in the employ of, or consultant to continue to be engaged by, the Corporation or any parent or subsidiary corporation or affect the right of the Corporation or such parent or subsidiary corporation to terminate his employment or engagement at any time.


10.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     Notwithstanding any other provision of the 1996 Plan, each Agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares covered by such Option, the exercise prices and the number of shares as to which Options shall be exercisable at any time, in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, reverse splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number of shares as to which Options may be granted under the 1996 Plan and to any employee shall be appropriately adjusted by the Committee, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7(b) with respect to the minimum number of shares that must be purchased upon any exercise.

         In the event that a (i) dissolution, liquidation, merger or consolidation of the Corporation, (ii) sale of all or substantially all of the assets of the Corporation or sale of substantially all of the assets or a majority of the stock of a subsidiary of which the optionee is then an employee, or (iii) change in control of the Corporation has occurred or is about to occur, then, if the Committee shall so determine, each Option under the 1996 Plan, if such event shall occur with respect to the Corporation, or each Option held by an employee of a subsidiary corporation respecting which such event shall occur, shall be terminated upon the occurrence of such event, and the Corporation shall pay the optionee in lieu thereof an amount equal to (i) the excess of the fair market value of one share at the close of business on the day next preceding occurrence of such event over the option price per share, multiplied by (ii) the full number of shares subject to the Option, without regard to whether any installment is then otherwise exercisable.

         For purposes of the 1996 Plan, the term "change in control" means an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement pursuant to
Schedule 14A or 14C promulgated under the Exchange Act. The determination whether and when a change in control has occurred or is about to occur shall be made by vote of a majority of the persons who shall have constituted the Committee immediately prior to the occurrence of the event or series of events constituting such change in control.


11.      EFFECTIVENESS OF THE 1996 PLAN.

Options may be granted under the 1996 Plan at any time and from time to time after its adoption by the Board of Directors, subject to the approval and authorization of the 1996 Plan by a majority of the votes properly cast thereon at a meeting of stockholders of the Corporation duly called and held, but no option may be exercised under the 1996 Plan until the 1996 Plan shall have been so approved by stockholders. If so approved by stockholders, the 1996 Plan shall become effective as of January 17, 1996, the date of its adoption by the Board of Directors.



12.      TERMINATION AND AMENDMENT OF THE 1996 PLAN.

     The Board of Directors of the Corporation may, at any time prior to the termination of the 1996 Plan, suspend, terminate, modify or amend the 1996 Plan; provided that any increase in the aggregate number of shares reserved for issuance upon the exercise of Options, any increase in the maximum number of shares for which Options may be granted to any employee during any period, any reduction in the purchase price of the Common Stock covered by any Option, any extension of the period during which Options may be granted or increase beyond ten years in the maximum term of Options, or any material modification in the eligibility requirements for participation in the 1996 Plan, shall be subject to the approval of stockholders in the manner provided in paragraph 11, except that any such increase, reduction, or change that may result from any adjustment authorized by paragraph 10 or any modification or amendment based on any amendment of the Exchange Act, the Code or change in any regulation promulgated thereunder (to the extent permitted by the Exchange Act, the Code, the Securities and Exchange Commission or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the 1996 Plan may, without the consent of the holder of an outstanding option, adversely affect the rights of such holder.

13.      FINANCING FOR INVESTMENT IN STOCK OF THE CORPORATION.

     Until January 16, 2006, the Board of Directors may cause the Corporation or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks, which guaranties may be secured in whole or in part by assets of the Corporation or any subsidiary, to any employee of the Corporation or any parent corporation or any subsidiary corporation who shall have been so employed for a period of at least two years at the end of the fiscal year ended immediately prior to the arranging of such financing; but the Board of Directors may, in any specific case, authorize financing for an employee who shall not have served for such period. Such financing shall be for the purpose of providing funds for any one or more of the purchase by the employee of shares pursuant to the exercise of an Option; the payment of taxes incurred in connection with such exercise; or otherwise purchasing or carrying a stock investment in the Corporation. Such financing shall bear interest at a rate not less than the lowest rate that avoids imputation of interest at a higher rate under the Code. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the Board of Directors that such financing may reasonably be expected to benefit the Corporation, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and by-laws of the Corporation or such subsidiary, and applicable laws.

         If any such financing is authorized by the Board of Directors, such financing shall be administered by a special committee of the Board to be denominated the Stock Investment Financing Committee. Such Committee shall consist of not less than two directors, each of whom shall be a disinterested person.


14.      SEVERABILITY.

     In the event that any one or more provisions of the 1996 Plan or any Agreement, or any action taken pursuant to the 1996 Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the 1996 Plan or of such or any other Agreement, but in such particular jurisdiction and instance the 1996 Plan, and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.


15.      EFFECT ON PRIOR OPTIONS.

The adoption of the 1996 Plan shall have no effect on outstanding options previously granted by the Corporation.

16.      CERTAIN DEFINITIONS.

                           (a)      The term  "parent  corporation"  and
"subsidiary corporation" shall have the meanings, with respect to the Corporation, set forth in Sections 425(e) and (f) of the Code, respectively.

                           (b)      The term  "disinterested  person" shall
mean a director who is not, during the one year prior to service as an administrator of the 1996 Plan, or during such service, granted or awarded equity securities pursuant to the 1996 Plan or any other plan of the Corporation or any of its affiliates, except that: (A) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Exchange Act of 1934 ("Rule 16b-3") shall not disqualify a director from being a disinterested person, and (B) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 shall not disqualify a director from being a disinterested person.

                           (c)      The term "fair  market  value" of a share
of Common Stock shall mean as of the date on which such fair market value is to be determined the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication deemed equivalent to The Wall Street Journal for such purpose by the Committee) for the national securities exchanges and other securities markets which at the time are included in the stock price quotations of such publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances.

                                                                    EXHIBIT B


                               PROPOSED AMENDMENT
                         TO CERTIFICATE OF INCORPORATION



         RESOLVED, that Article 4 of the Amended Certificate of Incorporation be amended to read as follows:

                           "4)      the aggregate number of shares which the
                  corporation shall have authority to issue is as follows:

                           a) Twenty-Five Million (25,000,000) shares common without par value; and

                           b) Two Million (2,000,000) shares preferred with such designations, rights, preferences and limitations, and such divisions and determinations, and such rights as to dividends, liquidation, and voting, in such class or series, including but not limited to rights of conversion at the option of the holder or of the corporation, or both, into shares of any other class or classes as may be determined by the Board of Directors without shareholder approval. The Board of Directors is authorized to act under this provision by its resolution and cause to be executed and filed an amendment to the certificate of incorporation as may be necessary or desirable to accomplish its action, as authorized by NJSA 14A7-2."

                                                            FRONT OF PROXY CARD


                          MANHATTAN BAGEL COMPANY, INC.
                                    P R O X Y

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 26, 1996

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE PROPERLY MARKED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

         The undersigned hereby appoints Jack Grumet, Jason Gennusa, Andrew Gennusa and Leonard R. Johnson, and each of them, each with full power to act without the other and with full power of substitution, the attorneys and proxies of the undersigned and hereby authorizes them to represent and to vote, all of the shares of Common Stock of Manhattan Bagel Company, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held on Wednesday, June 26, 1996, at 10:00 A.M., local time, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below:

(1) Election of Directors          [ ] FOR ALL NOMINEES        [ ] AUTHORITY WITHHELD
                                       (except as marked           as to all nominees
                                       to the contrary)

NOMINEES: Jack Grumet, David Goldsmith, Jason Gennusa, Andrew Gennusa, Julia S.
          Heckman, Jack Levy

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:


(2) Approval of 1996 Stock Option Plan      [ ]  FOR     [ ] AGAINST      [ ] ABSTAIN
(3) Approval of amendment to Certificate    [ ]  FOR     [ ] AGAINST      [ ] ABSTAIN
    of Incorporation increasing the number
    of authorized shares of common stock to
    25,000,000.
(4) Ratification of amendment to 1994        [ ]  FOR     [ ] AGAINST      [ ] ABSTAIN
    Underwriting Agreement
(5) Upon all such other matters as may properly come before the meeting or any adjournments thereof, as the proxies, in their discretion may determine.

                                                              BACK OF PROXY CARD

                          (continued from Reverse Side)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.








                                           Dated:____________________, 1995

                                             ------------------------------
                                                Signature

                                        -----------------------------------
                                           Signature if held jointly


                  PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                               USING THE ENCLOSED ENVELOPE.